UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 15, 2006, FermaVir Pharmaceuticals, Inc., a Florida corporation (the “Company”) entered into a Debt Conversion Agreement  with certain creditors (including Gabriele M. Cerrone, the Company’s Chairman) pursuant to which such creditors agreed to convert an aggregate $1,082,541 of debt (including $13,541 of accrued interest) into an aggregate 1,443,389 shares of common stock and 721,965 warrants to purchase common stock.  The debt to Mr. Cerrone arose from the Company’s failure to make payments pursuant to his Consulting Agreement with the Company dated as of August 16, 2005.  The warrants have an exercise price of $1.00 per share and are exercisable until December 31, 2016.  In connection with the conversion of the debt into equity securities, the Company relied on the exemption from registration provided by Sections 4(2) and 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company believes that each of the creditors are an “accredited investor”, as such term is defined in Rule 501(a) promulgated under the Securities Act.  The new securities issued were in exchange for the surrender of outstanding securities of the Company and the Company did not pay any person for the solicitation of the exchange.

Item 3.02               Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01

Item 3.03               Material Modification to Rights of Security Holders.

The information required to be disclosed in this Item 3.03 is incorporated herein by reference from Item 1.01.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

4.1                                 Form of Warrant to purchase shares of Common Stock.

10.1          Form of Debt Conversion Agreement dated November 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 17, 2006

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer